                                                                     EXHIBIT 3.1

                                THE COMPANIES LAW
                       EXEMPTED COMPANY LIMITED BY SHARES

                           SECOND AMENDED AND RESTATED
                            MEMORANDUM OF ASSOCIATION
                                       OF

                      MINDRAY MEDICAL INTERNATIONAL LIMITED
            (Adopted by special resolution passed on 30 March, 2006)

1.   The name of the Company is Mindray Medical International Limited.

2. The Registered Office of the Company shall be at the offices of Codan Trust Company (Cayman) Limited, Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies.

3. Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4. Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of The Companies Law.

5. Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6. The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7. The liability of each member is limited to the amount from time to time unpaid on such member's shares.

8. The share capital of the Company is HK$6,000,000 divided into two classes of shares as follows:

     5,000,000,000 ordinary shares of a nominal or par value of HK$0.001 each with the same rights and restrictions attached thereto as are attached to the shares of the Company immediately prior to the re-classification of the share capital of the Company; and

     1,000,000,000 Convertible Redeemable Preference Shares of a nominal or par value of HK$0.001 each with such rights and restrictions attached thereto as set out in the amended and restated Articles of Association.

9. The Company may exercise the power contained in the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

                              AMENDED AND RESTATED
                             ARTICLES OF ASSOCIATION
                                       OF
                      MINDRAY MEDICAL INTERNATIONAL LIMITED
            (ADOPTED BY SPECIAL RESOLUTION PASSED ON 30 MARCH, 2006)

                                TABLE OF CONTENTS

     TABLE A

                                 INTERPRETATION

1.  Definitions

                                     SHARES

2.  Power to Issue Shares
3.  Redemption and Purchase of Shares
4.  Rights Attaching to Shares
5.  Calls on Shares
6.  Joint and Several Liability to Pay Calls
7.  Forfeiture of Shares
8.  Share Certificates
9.  Fractional Shares

                             REGISTRATION OF SHARES

10. Register of Members
11. Registered Holder Absolute Owner
12. Transfer of Registered Shares
13. Transmission of Registered Shares

                           ALTERATION OF SHARE CAPITAL

14. Power to Alter Capital
15. Variation of Rights Attaching to Shares

                          DIVIDENDS AND CAPITALISATION

16. Dividends
17. Power to Set Aside Profits
18. Method of Payment
19. Capitalisation

                               MEETINGS OF MEMBERS

20. Annual General Meetings
21. Special General Meetings
22. Requisitioned General Meetings
23. Notice
24. Giving Notice
25. Postponement of General Meeting
26. Participating in Meetings by Telephone
27. Quorum at General Meetings
28. Chairman to Preside
29. Voting on Resolutions
30. Power to Demand a Vote on a Poll
31. Voting by Joint Holders of Shares
32. Instrument of Proxy
33. Representation of Corporate Member
34. Adjournment of General Meeting
35. Written Resolutions
36. Directors Attendance at General Meetings

                             DIRECTORS AND OFFICERS

37. Election of Directors
38. Number of Directors
39. Term of Office of Directors
40. Alternate Directors
41. Removal of Directors
42. Vacancy in the Office of Director
43. Remuneration of Directors
44. Defect in Appointment of Director
45. Directors to Manage Business
46. Powers of the Board of Directors
47. Register of Directors and Officers
48. Officers
49. Appointment of Officers
50. Duties of Officers
51. Remuneration of Officers
52. Conflicts of Interest
53. Indemnification and Exculpation of Directors and Officers

                       MEETINGS OF THE BOARD OF DIRECTORS

54. Board Meetings
55. Notice of Board Meetings
56. Participation in Meetings by Telephone
57. Quorum at Board Meetings
58. Board to Continue in the Event of Vacancy
59. Chairman to Preside
60. Written Resolutions
61. Validity of Prior Acts of the Board

                                CORPORATE RECORDS

62. Minutes
63. Register of Mortgages and Charges
64. Form and Use of Seal

                                    ACCOUNTS

65. Books of Account
66. Financial Year End

                                     AUDITS

67. Audit
68. Appointment of Auditors
69. Remuneration of Auditors
70. Duties of Auditor
71. Access to Records
72. Financial Statements
73. Distribution of Auditor's Report
74. Distribution of Financial Statements and Directors' report

                      VOLUNTARY WINDING-UP AND DISSOLUTION

75. Winding-Up

                             CHANGES TO CONSTITUTION

76. Changes to Articles
77. Changes to the Memorandum of Association
78. Discontinuance

MINDRAY MEDICAL INTERNATIONAL LIMITED                                     Page 1


                                     TABLE A

     The regulations in Table A in the First Schedule to the Law (as defined below) do not apply to the Company.

                                 INTERPRETATION

1.   DEFINITIONS

     1.1 In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

          Alternate Director      an alternate director appointed in accordance
                                  with these Articles;

          Articles these Articles of Association as altered from time to time;

          Auditor                 includes an individual or partnership;

          Board the board of directors appointed or elected pursuant to these Articles and acting at a meeting of directors at which there is a quorum or by written resolution in accordance with these Articles;

          Company the company for which these Articles are approved and confirmed;

          Director a director, including a sole director, for the time being of the Company and shall include an Alternate Director;

          Law The Companies Law of the Cayman Islands and every modification, reenactment or revision thereof for the time being in force;

          Member the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

          month                   calendar month;

          notice written notice as further provided in these Articles unless otherwise specifically stated;

          Officer any person appointed by the Board to hold an office in the Company;

MINDRAY MEDICAL INTERNATIONAL LIMITED                                     Page 2


          ordinary resolution     a resolution passed at a general meeting (or,
                                  if so specified, a meeting of Members holding
                                  a class of shares) of the Company by a simple
                                  majority of the votes cast, or a written
                                  resolution passed by the unanimous consent of
                                  all Members entitled to vote;

          paid-up                 paid-up or credited as paid-up;

          Register of Directors   the register of directors and officers
          and Officers            referred to in these Articles;

          Register of Members     the register of Members referred to in these
                                  Articles;

          Registered Office       the registered office for the time being of
                                  the Company;

          Seal the common seal or any official or duplicate seal of the Company;

          Secretary               the person appointed to perform any or all of
                                  the duties of secretary of the Company and
                                  includes any deputy or assistant secretary and
                                  any person appointed by the Board to perform
                                  any of the duties of the Secretary;

          share                   includes a fraction of a share;

          special resolution      a resolution passed at a general meeting (or,
                                  if so specified, a meeting of Members holding
                                  a class of shares) of the Company by a
                                  majority of not less than two thirds of the
                                  vote cast, as provided in the Law, or a
                                  written resolution passed by unanimous consent
                                  of all Members entitled to vote;

          written resolution      a resolution passed in accordance with Article
                                  35 or 60; and

          year                    calendar year.

     1.2  In these Articles, where not inconsistent with the context:

          (a) words denoting the plural number include the singular number and vice versa;

          (b) words denoting the masculine gender include the feminine and neuter genders;

          (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

          (d)  the words:-

MINDRAY MEDICAL INTERNATIONAL LIMITED                                     Page 3


               (i)  "may" shall be construed as permissive; and

               (ii) "shall" shall be construed as imperative;

          (e) a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof; and

          (f) unless otherwise provided herein, words or expressions defined in the Law shall bear the same meaning in these Articles.

     1.3 In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

     1.4 Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

                                     SHARES

2.   POWER TO ISSUE SHARES

     2.1 Subject to these Articles and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Company may by resolution of the Members prescribe, provided that no share shall be issued at a discount except in accordance with the Law.

3.   REDEMPTION AND PURCHASE OF SHARES

     3.1 Subject to the Law, the Company is authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or a Member.

     3.2 The Company is hereby authorised to make payments in respect of the redemption of its shares out of capital or out of any other account or fund which can be authorised for this purpose in accordance with the Law.

     3.3 The redemption price of a redeemable share, or the method of calculation thereof, shall be fixed by the Directors at or before the time of issue.

     3.4 Every share certificate representing a redeemable share shall indicate that the share is redeemable.

     3.5 In the case of shares redeemable at the option of a Member a redemption notice from a Member may not be revoked without the agreement of the Directors.

MINDRAY MEDICAL INTERNATIONAL LIMITED                                     Page 4


     3.6 At the time or in the circumstances specified for redemption the redeemed shares shall be canceled and shall cease to confer on the relevant Member any right or privilege, without prejudice to the right to receive the redemption price, which price shall become payable so soon as it can with due despatch be calculated, but subject to surrender of the relevant share certificate for cancellation (and reissue in respect of any balance).

     3.7 The redemption price may be paid in any manner authorised by these Articles for the payment of dividends.

     3.8 A delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty days, interest shall be paid for the period from the due date until actual payment at a rate which the Directors, after due enquiry, estimate to be representative of the rates being offered by Class A banks in the Cayman Islands for thirty day deposits in the same currency.

     3.9 The Directors may exercise as they think fit the powers conferred on the Company by Section 37(5) of the Law (payment out of capital) but only if and to the extent that the redemption could not otherwise be made (or not without making a fresh issue of shares for this purpose).

     3.10 Subject as aforesaid, the Directors may determine, as they think fit all questions that may arise concerning the manner in which the redemption of the shares shall or may be effected.

     3.11 No share may be redeemed unless it is fully paid-up.

     3.12 The Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Law. Shares purchased by the Company shall be cancelled and shall cease to confer any right or privilege on the Member from whom the shares are purchased.

4.   RIGHTS ATTACHING TO SHARES

     Subject to Article 2.1, the Memorandum of Association and any resolution of the Members to the contrary and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares, the share capital of the Company shall be divided into shares of a single class the holders of which shall, subject to the provisions of these
     Articles:

          (a)  be entitled to one vote per share;

          (b) be entitled to such dividends as the Board may from time to time declare;

          (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

          (d) generally be entitled to enjoy all of the rights attaching to shares.

MINDRAY MEDICAL INTERNATIONAL LIMITED                                     Page 5


5.   CALLS ON SHARES

     5.1 The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

     5.2 The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

     5.3 The Company may make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares.

6.   JOINT AND SEVERAL LIABILITY TO PAY CALLS

     The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

7.   FORFEITURE OF SHARES

     7.1 If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

            Notice of Liability to Forfeiture for Non-Payment of Call

                                - (the "Company")

     You have failed to pay the call of [amount of call] made on the [___] day of [___], 200[_], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [___] day of [___], 200[_], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [___] per annum computed from the said [___] day of [___], 200[_] at the registered office of the Company the share(s) will be liable to be forfeited.

     Dated this [_____] day of [__], 200[_]


     ----------------------------------------------
     [Signature of Secretary] By Order of the Board

     7.2 If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Articles and the Law.

MINDRAY MEDICAL INTERNATIONAL LIMITED                                     Page 6


     7.3 A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

     7.4 The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.   SHARE CERTIFICATES

     8.1 Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

     8.2 If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

     8.3  Share certificates may not be issued in bearer form.

9.   FRACTIONAL SHARES

     The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

                             REGISTRATION OF SHARES

10.  REGISTER OF MEMBERS

     The Board shall cause to be kept in one or more books a Register of Members which may be kept outside the Cayman Islands at such place as the Directors shall appoint and shall enter therein the following particulars:-

          (a) the name and address of each Member, the number, and (where appropriate) the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

          (b) the date on which each person was entered in the Register of Members; and

          (c)  the date on which any person ceased to be a Member.

11.  REGISTERED HOLDER ABSOLUTE OWNER

     11.1 The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

MINDRAY MEDICAL INTERNATIONAL LIMITED                                     Page 7


     11.2 No person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder. If, notwithstanding this Article, notice of any trust is at the holder's request entered in the Register or on a share certificate in respect of a share, then, except as aforesaid:

          (a) such notice shall be deemed to be solely for the holder's convenience;

          (b) the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

          (c) the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

          (d) the holder shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register or on a share certificate and continuing to recognise the holder as having an absolute right to the entirety of the share or shares concerned.

12.  TRANSFER OF REGISTERED SHARES

     12.1 An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

                          Transfer of a Share or Shares

                                - (the "Company")

          FOR VALUE RECEIVED....................[amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

Dated this [_____] day of [__], 200[_]


Signed by:                              In the presence of:
           --------------------------                       --------------------

-------------------------------------   ----------------------------------------
Transferor                              Witness

-------------------------------------   ----------------------------------------
Transferee                              Witness

     12.2 Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

MINDRAY MEDICAL INTERNATIONAL LIMITED                                     Page 8


     12.3 The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

     12.4 The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

     12.5 The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

13.  TRANSMISSION OF REGISTERED SHARES

     13.1 In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 39 of the Law, for the purpose of this Article, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

     13.2 Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

     Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

                                - (the "Company")

          I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

Dated this [_____] day of [__], 200[_]


Signed by:                              In the presence of:
           --------------------------                       --------------------

-------------------------------------   ----------------------------------------
Transferor                              Witness

MINDRAY MEDICAL INTERNATIONAL LIMITED                                     Page 9



-------------------------------------   ----------------------------------------
Transferee                              Witness

     13.3 On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

     13.4 Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

                           ALTERATION OF SHARE CAPITAL

14.  POWER TO ALTER CAPITAL

     14.1 Subject to the Law the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to increase its share capital by new shares of such amount as it thinks expedient or, if the Company has shares without par value, increase its share capital by such number of shares without nominal or par value, or increase the aggregate consideration for which its shares may be issued, as it thinks expedient.

     14.2 Subject to the Law, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to:

          (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

          (b) subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum of Association; or

          (c) cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.

     14.3 For the avoidance of doubt it is declared that paragraph 14.2(a) and
          (b) above do not apply if at any time the shares of the Company have no par value.

     14.4 Subject to the Law, the Company may from time to time by special resolution reduce its share capital in any way or, subject to Article 77, alter any conditions of its Memorandum of Association relating to share capital.

MINDRAY MEDICAL INTERNATIONAL LIMITED                                    Page 10


15.  VARIATION OF RIGHTS ATTACHING TO SHARES

     If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

                          DIVIDENDS AND CAPITALISATION

16.  DIVIDENDS

     16.1 The Board may, subject to these Articles and any direction of the Company in general meeting, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

     16.2 Dividends may be declared and paid out of profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed, or not in the same amount. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Law. Notwithstanding any provisions of these Articles and the Schedule attached, any generally accepted auditing standards as may be determined by the Board from time to time may be used for determination of profits under this Article.

     16.3 With the sanction of an ordinary resolution of the Company, the Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the foregoing generally, the Directors may fix the value of such specific assets, may determine that cash payments shall be made to some Members in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

     16.4 The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

     16.5 The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

     16.6 The Board may fix any date as the record date for determining the Members entitled to receive any dividend or other distribution, but, unless so fixed, the record date shall be the date of the Directors' resolution declaring same.

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MINDRAY MEDICAL INTERNATIONAL LIMITED                                    Page 11


17.  POWER TO SET ASIDE PROFITS

     17.1 The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose. Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Directors may also, without placing the same to reserve, carry forward any profit which they decide not to distribute.

     17.2 Subject to any direction from the Company in general meeting, the Directors may on behalf of the Company exercise all the powers and options conferred on the Company by the Law in regard to the Company's share premium account.

18.  METHOD OF PAYMENT

     18.1 Any dividend, interest, or other monies payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members, or to such person and to such address as the holder may in writing direct.

     18.2 In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

     18.3 The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

19.  CAPITALISATION

     19.1 The Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

     19.2 The Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                               MEETINGS OF MEMBERS

20.  ANNUAL GENERAL MEETINGS

     The Company may in each year hold a general meeting as its annual general meeting. The annual general meeting of the Company may be held at such time and place as the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint.

21.  SPECIAL GENERAL MEETINGS

     21.1 General meetings other than annual general meetings shall be called special general meetings.

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MINDRAY MEDICAL INTERNATIONAL LIMITED                                    Page 12


     21.2 The Chairman or any two Directors or any Director and the Secretary or the Board may convene an special general meeting of the Company whenever in their judgment such a meeting is necessary.

22.  REQUISITIONED GENERAL MEETINGS

     22.1 The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene an special general meeting of the Company. To be effective the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the Registered Office. The requisition may consist of several documents in like form each signed by one or more requisitionists.

     22.2 If the Directors do not within twenty-one days from the date of the requisition duly proceed to call an special general meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene an special general meeting; but any meeting so called shall not be held more than ninety days after the requisition. An special general meeting called by requisitionists shall be called in the same manner, as nearly as possible, as that in which general meetings are to be called by the Directors.

23.  NOTICE

     23.1 At least five days' notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and if different, the record date for determining Members entitled to attend and vote at the general meeting, and, as far as practicable, the other business to be conducted at the meeting.

     23.2 At least five days' notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and the general nature of the business to be considered at the meeting.

     23.3 The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company but, unless so fixed, as regards the entitlement to receive notice of a meeting or notice of any other matter, the record date shall be the date of despatch of the notice and, as regards the entitlement to vote at a meeting, and any adjournment thereof, the record date shall be the date of the original meeting.

     23.4 A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) in the case of an special general meeting, by seventy-five percent of the Members entitled to attend and vote thereat.

     23.5 The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

MINDRAY MEDICAL INTERNATIONAL LIMITED                                    Page 13


24.  GIVING NOTICE

     24.1 A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Article, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

     24.2 Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

     24.3 Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.

25.  POSTPONEMENT OF GENERAL MEETING

     The Board may postpone any general meeting called in accordance with the provisions of these Articles provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each member in accordance with the provisions of these Articles.

26.  PARTICIPATING IN MEETINGS BY TELEPHONE

     Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

27.  QUORUM AT GENERAL MEETINGS

     27.1 At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time.

     27.2 If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine.

28.  CHAIRMAN TO PRESIDE

     Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, shall act as chairman at all meetings of the Members at which such person is present. In his absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

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MINDRAY MEDICAL INTERNATIONAL LIMITED                                    Page 14


29.  VOTING ON RESOLUTIONS

     29.1 Subject to the provisions of the Law and these Articles, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Articles and in the case of an equality of votes the resolution shall fail.

     29.2 No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

     29.3 At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Articles, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

     29.4 At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

     29.5 At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Articles, be conclusive evidence of that fact.

30.  POWER TO DEMAND A VOTE ON A POLL

     30.1 Notwithstanding the foregoing, a poll may be demanded by the Chairman or at least one Member.

     30.2 Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

     30.3 A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place at such meeting as the chairman of the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

     30.4 Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each

MINDRAY MEDICAL INTERNATIONAL LIMITED                                    Page 15


          ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

31.  VOTING BY JOINT HOLDERS OF SHARES

     In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

32.  INSTRUMENT OF PROXY

     32.1 An instrument appointing a proxy shall be in writing or transmitted by electronic mail in substantially the following form or such other form as the chairman of the meeting shall accept:

                                      Proxy

                                - (the "Company")

          I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members held on the [___] day of [___], 200[_] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

          Signed this [_____] day of [__], 200[_]


          --------------------------------------
          Member(s)

     32.2 The instrument of proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by the appointor or by the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by a duly authorised officer or attorney.

     32.3 A member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

     32.4 The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

33.  REPRESENTATION OF CORPORATE MEMBER

     33.1 A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

     33.2 Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

MINDRAY MEDICAL INTERNATIONAL LIMITED                                    Page 16


34.  ADJOURNMENT OF GENERAL MEETING

     The chairman of a general meeting may, with the consent of a majority in number of those present at any general meeting at which a quorum is present, and shall if so directed, adjourn the meeting. Unless the meeting is adjourned for more than 60 days fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat, in accordance with the provisions of these Articles.

35.  WRITTEN RESOLUTIONS

     35.1 Anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

     35.2 A resolution in writing may be signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members, or all the Members of the relevant class thereof, in as many counterparts as may be necessary.

     35.3 A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Article to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

     35.4 A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

     35.5 For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Member to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

36.  DIRECTORS ATTENDANCE AT GENERAL MEETINGS

     The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

                             DIRECTORS AND OFFICERS

37.  ELECTION OF DIRECTORS

     37.1 The Board shall be elected or appointed in writing in the first place by the subscribers to the Memorandum of Association or by a majority of them. There shall be no shareholding qualification for Directors unless prescribed by special resolution.

     37.2 The Directors may from time to time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, subject to any upper limit on the number of Directors prescribed pursuant to this Article.

MINDRAY MEDICAL INTERNATIONAL LIMITED                                    Page 17


     37.3 The Company may from time to time by ordinary resolution appoint any person to be a Director.

38.  NUMBER OF DIRECTORS

     The Board shall consist of not less than one Director or such number in excess thereof as the Board may determine.

39.  TERM OF OFFICE OF DIRECTORS

     An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period; but no such term shall be implied in the absence of express provision.

40.  ALTERNATE DIRECTORS

     40.1 A Director may at any time appoint any person (including another Director) to be his Alternate Director and may at any time terminate such appointment. An appointment and a termination of appointment shall be by notice in writing signed by the Director and deposited at the Registered Office or delivered at a meeting of the Directors.

     40.2 The appointment of an Alternate Director shall determine on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases for any reason to be a Director.

     40.3 An Alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally at such meeting to perform all the functions of his appointor as a Director; and for the purposes of the proceedings at such meeting these Articles shall apply as if he (instead of his appointor) were a Director, save that he may not himself appoint an Alternate Director or a proxy.

     40.4 If an Alternate Director is himself a Director or attends a meeting of the Directors as the Alternate Director of more than one Director, his voting rights shall be cumulative.

     40.5 Unless the Directors determine otherwise, an Alternate Director may also represent his appointor at meetings of any committee of the Directors on which his appointor serves; and the provisions of this Article shall apply equally to such committee meetings as to meetings of the Directors.

     40.6 If so authorised by an express provision in his notice of appointment, an Alternate Director may join in a written resolution of the Directors adopted pursuant to these Articles and his signature of such resolution shall be as effective as the signature of his appointor.

     40.7 Save as provided in these Articles an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointor and shall not be deemed to be a Director for the purposes of these Articles.

     40.8 A Director who is not present at a meeting of the Directors, and whose Alternate Director (if any) is not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director. All

MINDRAY MEDICAL INTERNATIONAL LIMITED                                    Page 18


          the provisions of these Articles regulating the appointment of proxies by Members shall apply equally to the appointment of proxies by Directors.

41.  REMOVAL OF DIRECTORS

     The Company may from time to time by ordinary resolution remove any Director from office, whether or not appointing another in his stead.

42.  VACANCY IN THE OFFICE OF DIRECTOR

     The office of Director shall be vacated if the Director:

               (a)  is removed from office pursuant to these Articles;

               (b) dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

               (c) is or becomes of unsound mind or an order for his detention is made under the Mental Health Law of the Cayman Islands or any analogous law of a jurisdiction outside the Cayman Islands, or dies; or

               (d)  resigns his office by notice in writing to the Company.

43.  REMUNERATION OF DIRECTORS

     The remuneration (if any) of the Directors shall, subject to any direction that may be given by the Company in general meeting, be determined by the Directors as they may from time to time determine and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

44.  DEFECT IN APPOINTMENT OF DIRECTOR

     All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

45.  DIRECTORS TO MANAGE BUSINESS

     The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Law or by these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to these Articles, the provisions of the Law and to such directions as may be prescribed by the Company in general meeting.

46.  POWERS OF THE BOARD OF DIRECTORS

     Without limiting the generality of Article 45, the Board may:

          (a) appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

MINDRAY MEDICAL INTERNATIONAL LIMITED                                    Page 19


          (b) exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

          (c) appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

          (d) appoint a person to act as manager of the Company's day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

          (e) by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's person seal with the same effect as the affixation of the seal of the Company;

          (f) procure that the Company pays all expenses incurred in promoting and incorporating the Company;

          (g) delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board and every such committee shall conform to such directions as the Board shall impose on them. Subject to any directions or regulations made by the Directors for this purpose, the meetings and proceedings of any such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, including provisions for written resolutions;

          (h) present any petition and make any application in connection with the liquidation or reorganisation of the Company;

          (i) in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

          (j) authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

47.  REGISTER OF DIRECTORS AND OFFICERS

     47.1 The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers in accordance with the Law and shall enter therein the following particulars with respect to each Director and Officer:

MINDRAY MEDICAL INTERNATIONAL LIMITED                                    Page 20


          (a)  first name and surname; and

          (b)  address.

     47.2 The Board shall, within the period of thirty days from the occurrence of:-

          (a)  any change among its Directors and Officers; or

          (b) any change in the particulars contained in the Register of Directors and Officers,

          cause to be entered on the Register of Directors and Officers the particulars of such change and the date on which such change occurred, and shall notify the Registrar of Companies of any such change that takes place.

48.  OFFICERS

     The Officers shall consist of a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Articles.

49.  APPOINTMENT OF OFFICERS

     The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

50.  DUTIES OF OFFICERS

     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

51.  REMUNERATION OF OFFICERS

     The Officers shall receive such remuneration as the Board may determine.

52.  CONFLICTS OF INTEREST

     52.1 Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director's firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director's firm, partner or company to act as Auditor to the Company.

     52.2 A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by law.

     52.3 Following a declaration being made pursuant to this Article, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

53.  INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS

     53.1 The Directors, Officers and Auditors of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and every former director, officer, auditor or trustee and their respective heirs, executors, administrators, and personal representatives (each of which

MINDRAY MEDICAL INTERNATIONAL LIMITED                                    Page 21


          persons being referred to in this Article as an "indemnified party") shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty with may attach to such Director or Officer.

     53.2 The Company may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability incurred by him in his capacity as a Director or Officer of the Company or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

                       MEETINGS OF THE BOARD OF DIRECTORS

54.  BOARD MEETINGS

     The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

55.  NOTICE OF BOARD MEETINGS

     A Director may, and the Secretary on the requisition of a Director shall, at any time on five day's notice summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director's last known address or any other address given by such Director to the Company for this purpose.

56.  PARTICIPATION IN MEETINGS BY TELEPHONE

     Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

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MINDRAY MEDICAL INTERNATIONAL LIMITED                                    Page 22


57.  QUORUM AT BOARD MEETINGS

     The quorum necessary for the transaction of business at a meeting of the Board shall be two Directors, provided that if there is only one Director for the time being in office the quorum shall be one.

58.  BOARD TO CONTINUE IN THE EVENT OF VACANCY

     The Board may act notwithstanding any vacancy in its number.

59.  CHAIRMAN TO PRESIDE

     Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In his absence a chairman shall be appointed or elected by the Directors present at the meeting.

60.  WRITTEN RESOLUTIONS

     60.1 Anything which may be done by resolution of the Directors may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors.

     60.2 A resolution in writing may be signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors in as many counterparts as may be necessary.

     60.3 A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Directors in a directors' meeting, and any reference in any Article to a meeting at which a resolution is passed or to Directors voting in favour of a resolution shall be construed accordingly.

     60.4 A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

     60.5 For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Director to sign (or Alternate Director to sign if so authorised under Article 40.6), and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

61.  VALIDITY OF PRIOR ACTS OF THE BOARD

     No regulation or alteration to these Articles made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

                                CORPORATE RECORDS

62.  MINUTES

     The Board shall cause minutes to be duly entered in books provided for the purpose:

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MINDRAY MEDICAL INTERNATIONAL LIMITED                                    Page 23


          (a)  of all elections and appointments of Officers;

          (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

          (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

63.  REGISTER OF MORTGAGES AND CHARGES

     63.1 The Directors shall cause to be kept the Register of Mortgages and Charges required by the Law.

     63.2 The Register of Mortgages and Charges shall be open to inspection in accordance with the Law, at the office of the Company on every business day in the Cayman Islands, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each such business day be allowed for inspection.

64.  FORM AND USE OF SEAL

     64.1 The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf; and, until otherwise determined by the Directors, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Directors or the committee of Directors.

     64.2 Notwithstanding the foregoing, the Seal may without further authority be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

     64.3 The Company may have one or more duplicate Seals, as permitted by the Law; and, if the Directors think fit, a duplicate Seal may bear on its face of the name of the country, territory, district or place where it is to be issued.

                                    ACCOUNTS

65.  BOOKS OF ACCOUNT

     65.1 The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:-

          (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

          (b)  all sales and purchases of goods by the Company; and

          (c)  all assets and liabilities of the Company.

     65.2 Such records of account shall be kept and proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept, at such place as the Board thinks fit, such books as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

MINDRAY MEDICAL INTERNATIONAL LIMITED                                    Page 24


     65.3 No Member (not being a Director) shall have any right of inspecting any account or book or document of the Company.

66.  FINANCIAL YEAR END

     The financial year end of the Company shall be 31st December in each year but, subject to any direction of the Company in general meeting, the Board may from time to time prescribe some other period to be the financial year, provided that the Board may not without the sanction of an ordinary resolution prescribe or allow any financial year longer than eighteen months.

                                     AUDITS

67.  AUDIT

     Nothing in these Articles shall be construed as making it obligatory to appoint Auditors.

68.  APPOINTMENT OF AUDITORS

     68.1 The Company may in general meeting appoint Auditors to hold office for such period as the Members may determine.

     68.2 Whenever there are no Auditors appointed as aforesaid the Directors may appoint Auditors to hold office for such period as the Directors may determine or earlier removal from office by the Company in general meeting.

     68.3 The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

69.  REMUNERATION OF AUDITORS

     Unless fixed by the Company in general meeting the remuneration of the Auditor shall be as determined by the Directors.

70.  DUTIES OF AUDITOR

     The Auditor shall make a report to the Members on the accounts examined by him and on every set of financial statements laid before the Company in general meeting, or circulated to Members, pursuant to this Article during the Auditor's tenure of office.

71.  ACCESS TO RECORDS

     71.1 The Auditor shall at all reasonable times have access to the Company's books, accounts and vouchers and shall be entitled to require from the Company's Directors and Officers such information and explanations as the Auditor thinks necessary for the performance of the Auditor's duties and, if the Auditor fails to obtain all the information and explanations which, to the best of his knowledge and belief, are necessary for the purposes of their audit, he shall state that fact in his report to the Members.

     71.2 The Auditor shall be entitled to attend any general meeting at which any financial statements which have been examined or reported on by him are to be laid before the Company and to make any statement or explanation he may desire with respect to the financial statements.

MINDRAY MEDICAL INTERNATIONAL LIMITED                                    Page 25


72.  FINANCIAL STATEMENTS

     72.1 Subject to any waiver by the Company in general meeting of the requirements of this Article, the Directors shall lay before the Company in general meeting, or circulate to Members, financial statements in respect of each financial year of the Company, consisting of:

          (a) a profit and loss account giving a true and fair view of the profit or loss of the Company for the financial year; and

          (b) a balance sheet giving a true and fair view of the state of affairs of the Company at the end of the financial year.

          together with a report of the Board reviewing the business of the Company during the financial year.

     72.2 The financial statements provided for by these Articles shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

73.  DISTRIBUTION OF AUDITOR'S REPORT

     The Auditor's report, if any, shall be laid before the Company in general meeting, or circulated to Members, no more than 180 days after the end of the financial year.

74.  DISTRIBUTION OF FINANCIAL STATEMENTS AND DIRECTORS' REPORT

     The financial statements and Directors' report shall be laid before the Company in general meeting, or circulated to Members, no more than 180 days after the end of the financial year.

                      VOLUNTARY WINDING-UP AND DISSOLUTION

75.  WINDING-UP

     75.1 The Company may be voluntarily wound-up by a special resolution of the Members.

     75.2 If the Company shall be wound up the liquidator may, with the sanction of a special resolution, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             CHANGES TO CONSTITUTION

76.  CHANGES TO ARTICLES

     Subject to the Law and to the conditions contained in its memorandum, the Company may, by special resolution, alter or add to its Articles.

MINDRAY MEDICAL INTERNATIONAL LIMITED                                    Page 26


77.  CHANGES TO THE MEMORANDUM OF ASSOCIATION

     Subject to the Law, the Company may from time to time by special resolution alter its Memorandum of Association with respect to any objects, powers or other matters specified therein.

78.  DISCONTINUANCE

     The Board may exercise all the powers of the Company to transfer by way of continuation the Company to a named country or jurisdiction outside the Cayman Islands pursuant to the Law.

79.  SCHEDULE

     The terms of the schedule attached to these Articles shall be incorporated into and form part of these Articles. In the event there is an inconsistency or conflict between (i) the provisions of Articles 1 to 78 inclusive of these Articles and (ii) the terms of the schedule, the terms of the schedule shall prevail. Without prejudice to the generality of the foregoing and for the avoidance of doubt Article 3.8 shall not apply to the Preference Shares.

                                  THE SCHEDULE

A.    TERMS AND CONDITIONS OF THE CONVERTIBLE REDEEMABLE PREFERENCE SHARES

The rights and restrictions attaching to the Preference Shares are as follows:

1.    INCOME

(a) If the Company declares any dividend or other distribution on any Shares, the Holders are entitled to share in such dividend or other distribution on a pro rata basis as if each Preference Share had been converted immediately prior to the record date for determining the shareholders of the Company eligible to receive such dividend or other distribution (the "PARTICIPATING DIVIDEND").

(b) The Participating Dividend is payable in priority to a payment of a dividend to the holders of any other class of share capital of the Company.

2.    CAPITAL

(a) On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), the Company's assets available for distribution among the members shall be applied in repaying the Holders the following amount (the "LIQUIDATION PREFERENCE") pro rata among the Holders for each Preference Share they hold, in priority to a repayment to the holders of any other class of share, a sum equal to (i) the Subscription Price plus interest accrued daily on the basis of a 365-day year at a compound annual rate of 8% on the Subscription Price (calculated from the Subscription Date up to and including the date of the commencement of the winding up or (in any other case) the date of the return of capital) less (ii) any Participating Dividends received;

(b) If the Holders' entitlements under the Liquidation Preference have not been satisfied in full, each Preference Share shall be entitled to share pro rata (on an as-converted basis) with the Shares in the remaining assets (if any) of the Company available for distribution.


3.    VOTING AND CLASS RIGHTS

3.1 At all times prior to a Qualified IPO and for so long as the Holders, together with their transferees under Permitted Transfers hold in aggregate no less than the lower of (i) 50% of their percentage interest of shareholdings held upon the Subscription Date (whether converted or not) or (ii) 5% of the Equity Share Capital, the Company and the Shareholders shall use their respective rights and powers, whether as shareholder, director or otherwise to procure, that no Group Member shall do or agree to do any of the following matters unless with the prior consent (such consent (or refusal) not to be unreasonably delayed) of any one of the Holders:

      (a) the entering into any merger or consolidation of any Group Member with one or more entities;

      (b) the liquidation, winding up or dissolution of any Group Member, or the filing of bankruptcy or similar proceedings;

      (c) the disposal of any assets or property (other than in the ordinary course of business) owned by any Group Member of a total value per transaction of more than RMB100 million;

      (d) any amendments (by merger or otherwise) to any Group Member's articles of association or other constitutional documents save for any incidental amendments required to be made to the articles of association of the PRC Company in connection with operating matters in the ordinary course of business, provided that the scope or consequences of such amendments are not likely to directly or indirectly circumvent or alter the rights of the Holders or the approval rights of the Holders hereunder;

      (e) any repurchase or redemption of the equity of any Group Member other than a redemption of the Preference Shares or a repurchase of any Conversion Shares as agreed upon by the Holder;

      (f) the issuance of, or any action that reclassifies any Equity Share Capital or Ordinary Share Equivalents into, Shares having preferences or priority as to dividends or assets senior or pari passu to the Preference Shares;

      (g) the issuance of any Equity Share Capital or Ordinary Share Equivalents other than in connection with (i) an IPO, (ii) an acquisition of minority interests in the PRC Company or (iii) pursuant to the exercise of options granted under any share incentive schemes approved by the Board and any one of the Holders provided that in each case such issuance would not otherwise require the consent of any one of the Holders pursuant to Articles 3.1.6 or 3.1.12;

      (h) any amendments (by merger or otherwise) to the rights, preferences, privileges or powers of the Preference Shares;

      (i) the retention of any external professional advisor other than a Big 4 accounting firm to provide Tax advisory services to the Group or to assist in the preparation of Tax returns;

      (j) the entry into any transaction or series of related transactions by any Group Member, which has an objective and/or the effect of securing a Tax benefit;

      (k) any Tax-motivated restructuring of the Group or of the business, operations or practices thereof;

      (l) the adoption of any share option or share incentive scheme or employee share trust or share ownership plan; and

      (m) any transaction or series of transactions in excess of RMB2 million by any Group Member with a Major Shareholder (or any of its Associates or Family Members) or a director of a Group Member or an Associate of any such director.

      For the avoidance of doubt the Holders' holdings for the purpose of this
      Article 3.1 shall include any Preference Shares which are subject to a redemption demand pursuant to a Redemption Notice pursuant to Article 5 until such Redemption Notice has been satisfied in full.

3.2 Prior to a Qualified IPO, for so long as the Audited Net Income in any financial year is less than RMB500 million the prior consent (such consent (or refusal) not to be unreasonably delayed) of any one of the Holders is required in relation to the matters referred to below, save that if the Audited Net Income for any financial year exceeds RMB500 million, from the time that such Financial Statements are released to the Holders in accordance with Clause 2.1 of the Subscription Agreement the prior consent of any one of the Holders shall not be required in relation to any of the matters referred to below and no prior consent is required to be obtained in relation to such matters unless the Audited Net Income falls below RMB500 million for two consecutive financial years and in which case the prior consent of any one of the Holders in relation to the matters referred to below is required from the date in the following financial year on which the Financial Statements are released to the Holders in accordance with Clause 2.1 of the Subscription Agreement:

      (a) the declaration of dividends or any distribution made with respect to any equity security by any Group Member in respect of any financial year commencing 1 January 2005 or thereafter of more than 60% of such Group Member's Audited Net Income (as shown in the Financial Statements) of that year;

      (b) the taking out of any loan or the incurrence of any indebtedness by the Group or a Group Member in excess of RMB100 million, whether in a single transaction or a series of related transactions which occur within a three-month period;

      (c) any capital commitment with an aggregate value in excess of RMB100 million, whether in a single transaction or a series of related transactions, by any Group Member unless such commitment has already been specifically approved;

      (d) any Group Member making any acquisition or disposal of or relating to any Intellectual Property Rights with a value attributable to such right in excess of RMB100 million or more;

      (e)   any change in any Group Member's auditors;

      (f) any material changes to any Group Member's business plan previously approved by the Board;

      (g) the granting of any security over any material assets of the Group or extending a loan to or guaranteeing any loans for any person which is not a Group Member; or

      (h) the making of any loan or advance to any person, firm, body corporate or other business other than in the normal course of business and on an arm's length basis.


4.    CONVERSION

      (a) Each Preference Share shall convert in accordance with the provisions of this Article 4:

            (i) at the election of its Holder at any time and from time to time including, for the avoidance of doubt, at any time during the period between a Redemption Notice Date and a Redemption Date as set out in Article 5(a); or

            (ii) immediately before a Qualified IPO (but not an IPO that is not a Qualified IPO) upon the underwriting agreement becoming unconditional in all respects; or

            (iii) prior to an IPO, if any rules, regulations, rulings or requirements of the Stock Exchange do not allow the continuing existence of the Preference Shares following the IPO, and in which case the Preference Shares shall be converted into some other similar instruments to be agreed to by the Holder, with substantially the same rights as the Preference Shares and as permitted by the Stock Exchange. For the avoidance of doubt, the foregoing conversion or exchange shall not be mandatory and shall be at the sole discretion of the Holders.

            Each Preference Share being converted shall convert into such number of fully paid Shares as determined by dividing (x) the Subscription Price for each Preference Share by (y) the then prevailing Conversion Price. The initial Conversion Price shall be equal to the Subscription Price and shall thereafter be subject to adjustment in accordance with Article 4(h) and 4(i).

      (b) In this Article 4, a "CONVERSION DATE" is the date on which a Holder requires any or all of its Preference Shares to be converted as set out in a Conversion Notice (or if the Holder requires his Preference Shares to be converted on a day which is not a Business Day, the next Business Day) or (if mandatory conversion occurs upon a Qualified IPO) the day on which the underwriting agreement becomes unconditional in all respects.

      (c) A Holder may convert any or all of his Preference Shares, as set out in Article 4(a)(i), by serving notice of conversion ("CONVERSION NOTICE") together with his relevant share certificate on the Company at least ten Business Days before the relevant Conversion Date. A Conversion Notice once given may not be withdrawn without the Company's written consent. The conversion of all the Preference Shares, as set out in Article 4(a)(ii), shall be automatic and each Holder shall be deemed to have served a Conversion Notice on the Company and shall be bound to deliver the certificate for his Preference Shares to the Company as soon as practicable after the Qualified IPO and in any event within seven days thereafter.

      (d)   The Conversion Shares to which a Holder is entitled upon conversion:

            (i) shall be validly issued and delivered, credited as fully paid and free of all Encumbrances;

            (ii) shall rank pari passu in all respects and form one class with the Shares then in issue; and

            (iii) shall entitle the Holder to be paid an appropriate proportion of all dividends and other distributions declared, made or paid on Shares after the Conversion Date.

            The Company covenants that it will at all times reserve and maintain authority to issue, solely for the purpose of issue or delivery upon any conversion herein provided, the maximum number of Shares issuable upon conversion of all Preference Shares.

      (e) The allotment of Conversion Shares shall be made on the relevant Conversion Date. A certificate for Conversion Shares shall be sent as soon as practicable after the relevant Conversion Date to the Holder without charge and, if a fractional entitlement results from the conversion, a cheque in respect of such fractional entitlement shall also be sent. In the meantime, transfers of Conversion Shares shall be certified against the register.

      (f) Subject to the terms of the Preference Shares as set out herein and the Companies Ordinance, the Board may in its absolute discretion use any means available under law to effect conversion in accordance with the terms hereunder.

      (g) No fractions of Shares shall be allotted or issued to a Holder upon conversion. All Shares (including fractions thereof) issuable upon conversion of more than one Preference Share held by a Holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional Share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional Share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair value of one Share on the date of conversion. Fair value shall be determined in good faith by the Board.

      (h) Subject to Article 4(i), if any of the following events occur, the Conversion Price shall be adjusted so that the Holder shall be entitled to receive such number of Conversion Shares (expressed as a percentage of the Fully Diluted

            Share Capital) as it would have been entitled to receive after such event had the Preference Shares been converted immediately prior to such event:

            (i) the Company issues further shares in the capital of the Company on an allotment of fully paid Shares pursuant to a capitalisation of profits or reserves to holders of Shares (provided that no adjustment to the Conversion Price shall be made when Shares are allotted by way of capitalisation of profits or reserves at the election of the shareholder instead of cash in respect of all or part of a dividend or dividends; in which case, an adjustment, for such allotment shall be handled in accordance with Article 4(i);

            (ii) there is a consolidation or sub-division (or both) of Shares or of Ordinary Equivalents;

            (iii) there is an issue of Ordinary Share Equivalents in a reclassification of Shares, other than as contemplated in
                  Article 4(i); or

            (iv) the share capital of the Company is altered in any other way whatsoever not otherwise dealt with in this Article 4.

            An adjustment made pursuant to this Article 4(h) shall become effective (x) in the case of any such issue or distribution, on the date immediately following the close of business on the record date for the determination of holders of Shares entitled to receive such dividend or distribution or (y) in the case of any such subdivision, alteration, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

      (i) If the Company issues or agrees to issue further Shares or Ordinary Share Equivalents of the Company excluding (i) any Shares (or options representing any Shares) issued to employees, officers or directors of the Company pursuant to employee share purchase or option or grant plans or agreements or other incentive share arrangements approved by the Board and any one of the Holders and
            (ii) any shares issued in an IPO (including a Qualified IPO) (the "ADDITIONAL SHARES") without consideration or for a consideration per share less than the prevailing Conversion Price then in such circumstances the Conversion Price shall be adjusted as follows:

                            |      D   |
                            | C + ---  |
                            |      B   |
                      A = B | -------- |
                            |     E    |

            where

            (i)   A is the revised Conversion Price after adjustment;

            (ii) B is the applicable Conversion Price immediately prior to the adjustment;

            (iii) C is the sum of (x) the total number of Shares issuable upon conversion of the Preference Shares outstanding and (y) the total number of Shares that would be issuable upon conversion of any Preference Shares that have been redeemed or converted since the Subscription Date (as if such Preference Shares were still outstanding), in each case at the Conversion Price in effect immediately prior to the adjustment;

            (iv) D is the aggregate consideration received in respect of the Additional Shares; and

            (v) E is the sum of "C" plus the number of Additional Shares (or, if the Additional Shares are Ordinary Share Equivalents, the number of Shares into which the Additional Shares are convertible before any adjustments);

            For the purpose of this Article 4(i), the consideration received by the Company for the issue of Additional Shares shall be computed as follows:

            (1) insofar as it consists of cash, the aggregate of the cash received by the Company;

            (2) insofar as it consists of property other than cash, the fair market value thereof at the time of such issue, as determined in good faith by the Board provided that if the Holders disagree with such valuation, fair market value shall be determined by the Company's auditors (acting as experts and not as arbitrators and whose decision shall be final and binding save in the case of manifest error) and such expense incurred shall be borne equally between the Company and the Holders; and

            (3) the consideration per share received by the Company for Additional Shares that are Ordinary Share Equivalents shall be determined by dividing:

                  (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Ordinary Share Equivalents, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, with regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise, conversion or exchange of such Ordinary Share Equivalents; by

                  (y) the maximum number of Shares (as set forth in the instruments relating thereto, with regard to any provision contained therein for a subsequent adjustment of such number) that may be issued upon the exercise of such Ordinary Share Equivalents or the conversion or exchange of such Ordinary Share Equivalents.

      (j) Adjustment under Article 4(i) shall be made whenever such Shares or Ordinary Share Equivalents are issued, and shall become effective on the date of such issue.

            Notwithstanding the foregoing, in the event of an issue of Ordinary Share Equivalents where the number of Shares into which such Ordinary Share Equivalent is only capable of determination under
            Article 4(i)(3)(y) upon the determination of an IPO Price, such adjustment shall be made at the time the IPO Price is determined. Adjustment to the Conversion Price of the Preference Shares shall be made notwithstanding any conversion of such Preference Shares into Shares or conversion or exchange into other Ordinary Share Equivalents in connection with the IPO.

      (k) The ownership adjustment (the "OWNERSHIP ADJUSTMENT") shall be the adjustment to the Holders' aggregate holding on the Ownership Adjustment Date and the Conversion Price will be adjusted such that the Holders' aggregate holding in the Company on such date immediately after the Ownership Adjustment is equal to the holding expressed as a percentage in the formula below:

                                                          US$40,000,000
              E =
                      ---------------------------------------------------------------------------------------
                          (US$341,440,000 x Company's percentage      +   Subscription   -       Buy-out
                          ownership in the PRC Company as of the             Monies           Expenditures
                                Ownership Adjustment Date)

            E = the revised percentage holding of the Holders' following the
                Ownership Adjustment

      (l) Upon any adjustment to the Conversion Price, the Company shall within a reasonable period (not to exceed 30 Business Days) following any of the relevant transactions triggering the adjustment deliver to the Purchaser a certificate setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Price then in effect following such adjustment.

      (m) If a dispute arises concerning an adjustment of the Conversion Price in accordance with this Article 4, the Board shall refer the matter to the Company's auditors (acting as experts and not as arbitrators and whose finding shall be final and binding on all concerned, save in the case of manifest error) and any expense incurred shall be borne equally between the Company and the Holders.

      (n) Notwithstanding the carve-out of IPOs from the Conversion Price adjustment mechanism in Article 4(i), in the event of an issue of shares in an IPO in which the per share issue price is lower than the Conversion Price then prevailing, the IPO Anti-Dilution Amount shall be calculated and settled in cash by payment of a cheque to the Holders within 30 days after the IPO (regardless of whether the Preference Shares are converted into Shares or converted or exchanged into some other instrument in connection with the IPO).

      (o) In the event that the Company at any time or from time to time takes any action affecting its Shares similar to or having an effect similar to any of the actions described in Article 4(h) or 4(i) (but not including any action described in Article 4(h) or 4(i)), and the Board in good faith determine that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board in good faith determines would be equitable in the circumstances.

      (p) All adjustments to the Conversion Price under Article 4 are independent.


5.    REDEMPTION

      (a) In this Article 5, a "REDEMPTION NOTICE DATE" is the date on which the Holder serves a notice requiring a Preference Share to be redeemed while "REDEMPTION DATE" is the date on which the Preference Share is redeemed by the Company.

      (b)   A Holder may from time to time

            (i) on or after the third anniversary of the date of issue of such Preference Shares;

            (ii) at any time after the occurrence of a Accelerated Redemption Event; or

            (iii) in the event of a Trade Sale on or before the third
                  anniversary of the Subscription Date,

            require the Company to redeem all or some of his Preference Shares for cash by serving notice of redemption ("REDEMPTION NOTICE") together with its relevant share certificate; or

      (c) In the event of a proposed Trade Sale the Company shall give notice of such Trade Sale and the terms thereof to any one of the Holders not less than 15 Business Days prior to the proposed completion date of such Trade Sale.

      (d) The redemption amount payable with respect to each Preference Share ("REDEMPTION AMOUNT"), shall be a sum equal to (i) the Subscription Price plus an amount which would provide for interest accrued daily on the basis of a 365-day year at a compound annual rate of 10% on the Subscription Price (calculated from the Subscription Date up to and including the Redemption Date) in respect of the Preference Share less (ii) any Participating Dividends paid on such Preference Share prior to the Redemption Date.

      (e) On the Redemption Notice Date, the Redemption Amount shall become a debt due and payable by the Company to the relevant Holder(s), whether or not the Company has enough profits available for distribution or other requisite funds to pay the relevant Redemption Amount. Without limitation on either (i) any rights or remedies of the Holders arising under the foregoing sentence or elsewhere (including the right to sue for damages) or (ii) the obligations of the Company under Article 6, if the Company is unable to redeem all of the Preference Shares required to be redeemed, it shall redeem as many of the Preference Shares as it can (on a pro rata basis, if Redemption Notices are outstanding from more than one Holder) and the balance as soon as possible thereafter.

      (f) Within 45 Business Days after the Redemption Notice Date, the Company shall pay the Redemption Amount to the Holder in respect of those Preference Shares which are to be redeemed against receipt of the relevant share certificate (or an indemnity in a form reasonably satisfactory to the Board in respect of a share certificate which cannot be produced). If the Holder produces neither the share certificate nor a satisfactory indemnity, the Company may retain the portion of the Redemption Amount corresponding to such Preference Shares until delivery of the certificate or a satsifactory indemnity.

      (g) The Company shall cancel share certificates in respect of redeemed Preference Shares and issue fresh certificates without charge in respect of any Preference Shares represented by those certificates remaining outstanding.


6.    REDEMPTION PAYMENT PROCEDURES

      At any time after a Holder exercises its redemption rights, the Company shall take any and all action necessary to obtain adequate cash to fund such redemption.


7.    PRE-EMPTION RIGHTS ON NEW ISSUES

      Save for (i) issues of Shares (or options representing such Shares) to employees, officers or directors of the Company pursuant to employee share purchase, share option or share grant plans or agreements or other incentive share arrangements approved by the Board and any one of the Holders or (ii) issue of the Conversion Shares, the Company shall not allot or issue any Shares or Ordinary Share Equivalents on any terms to a person unless it has made an offer to the Holder to allot and issue to him on the same terms a proportion of those Shares or Ordinary Share Equivalents which is equal to such Holder's Percentage Interest (with any fractional proportion rounded up to the nearest one-tenth of one percent).

8.    FURTHER COVENANTS

      (a) So long as any Preference Shares are outstanding, the Company shall promptly, upon the occurrence of a Accelerated Redemption Event, give written notice to the Holders of such Accelerated Redemption Event; and

      (b) The Company and the Holders shall pay any and all taxes in equal shares that may be payable in respect of the issue or delivery of the Conversion Shares. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Conversion Shares in a name other than that in which the Preference Shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.


9.    DEFINITIONS

      "ACCELERATED REDEMPTION EVENT" means any Bankruptcy Event;

      "ACCOUNTING PRINCIPLES" means the International Financial Reporting Standards promulgated by the International Accounting Standards Board ("IASB") (which includes standards and interpretations approved by the IASB and International Accounting Standards (IAS) issued under previous constitutions), together with its pronouncements thereon from time to time, and applied on a consistent basis;

      "ADDITIONAL SHARES" has the meaning set out in Article 4(i);

      "AFFILIATE" means with respect to any person, any other person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or under common Control with the first mentioned person;

      "ARTICLES" means the articles of association of the Company, as amended from time to time;

      "ASSOCIATE" has the meaning set out in the Listing Rules;

      "AUDITED NET INCOME" for any financial year means the net income of the PRC Company as set forth in the audited Financial Statements for such financial year

      "BANKRUPTCY EVENT" means any of the following:

      (i)   any Group Member shall commence any case, proceeding or other action
            (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or

      (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above; or

      (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief; or

      (iv) any Group Member shall (1) make a general assignment for the benefit of its creditors, or (2) shall admit its inability to pay its debts when they become due; or

      (v) one or more judgments or decrees shall be entered against any Group Member involving, in the aggregate, a liability (to the extent not paid or fully covered by insurance) amounting to more than the net asset value of the Company on a consolidated basis, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appear within thirty (30) days from the entry thereof, or any action shall be taken by a judgment creditor to levy upon assets or properties of Group Member to enforce any such judgment;

      "BIG 4" means any of KPMG, Deloitte Touche Tohmatsu,
      PricewaterhouseCoopers and Ernst & Young or their respective successors;

      "BOARD" means the board of directors of the Company from time to time;

      "BUSINESS DAY" means a day (excluding Saturday) on which banks are generally open for business in Hong Kong and in the PRC;

      "BUY-OUT EXPENDITURES" means the aggregate amount paid by the Company whether in the form of cash or shares, for the acquisition of any shares in the PRC Company made after the date on which the Preference Shares are issued to the Holders up to the Ownership Adjustment Date;

      "COMPANY" means Mindray Medical International Limited;

      "COMPANIES ORDINANCE" means the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands;

      "CONTROL" means the power of a person (or persons acting in concert) to secure that the affairs of another are conducted directly or indirectly in accordance with the wishes of that person (or persons acting in concert) by means of: in the case of a company, being the beneficial owner of more than 50 per cent. of either the issued share capital of that company or of the voting rights in that company, or having the right to appoint or remove a majority of the directors or otherwise control the votes at board meetings of that company by virtue of any powers conferred by the articles of association, shareholders' agreement or any other document regulating the affairs of that company; in the case of a partnership, being the beneficial owner of more than 50 per cent. of the capital of that partnership, or having the right to control the composition of or the votes to the majority of the management of that partnership by virtue of any powers conferred by the partnership agreement or any other document regulating the affairs of that partnership; or, in the case of an individual, being an Associate of that individual; and "CONTROLLED" shall be construed accordingly. For these purposes, "PERSONS ACTING IN CONCERT", in relation to a person, are persons who actively co-operate, pursuant to an agreement or understanding (whether formal or informal), with a view to obtaining or consolidating Control of that person;

      "CONVERSION PRICE" means the price per Share to be issued upon conversion of all or some of the Preference Shares and which is calculated in accordance with Article 4(a) (subject to adjustments pursuant to Article 4(i));

      "CONVERSION SHARES" means the Shares to be issued by the Company upon conversion of the Preference Shares;

      "CONVERSION DATE" has the meaning set out in Article 4(b);

      "CONVERSION NOTICE" has the meaning set out in Article 4(c);

      "DCL" means Dragon City International Investment Limited;

      "DCL SHARES" means the number of Preference Shares acquired from DCL pursuant to the Subscription Agreement;

      "EQUITY SHARE CAPITAL" means the issued share capital of the Company including the Preference Shares, but excluding any part thereof which does not either as respects dividends or as respects capital carry any right to participate beyond a specified amount or beyond an amount calculated by reference to a specified rate in a distribution;

      "FAMILY MEMBER" means the spouse, co-habitee, mother, father, grandmother, grandfather, brother, sister or child of a Major Shareholder;

      "FINANCIAL STATEMENTS" shall include a balance sheet, income statement and statement of cash flows prepared in accordance with the Accounting Principles;

      "FULLY DILUTED SHARE CAPITAL" means at any time the total number of Shares then issued, assuming the conversion, exchange and exercise in full of all of the then issued Ordinary Share Equivalents, including, the conversion of all of the issued Preference Shares at the then prevailing Conversion Price;

      "GROUP" means the Company and its subsidiaries, the PRC Company and its subsidiaries, and "GROUP MEMBER" means any one of them (including the Company itself).

      "HOLDERS" means the holders from time to time of the Preference Shares;

      "HONG KONG" means the Hong Kong Special Administrative Region of the PRC;

      "INVESTORS" means GS Capital Partners V Fund, L.P., GS Capital Partners V Offshore Fund, L.P., GS Capital Partners V GmbH & Co. KG and GS Capital Partners V Institutional, L.P.;

      "INTELLECTUAL PROPERTY RIGHTS" means:

      (a) patents, trade marks, service marks, registered designs, applications and rights to apply for any of those rights, trade, business and company names, internet domain names and e-mail addresses, unregistered trade marks and service marks, copyrights, database rights, rights in software, knowhow, rights in designs and inventions; and

      (b) rights under licences, consents, orders, statutes or otherwise in relation to a right in paragraph (a);

      "IPO" means a listing of the ordinary share capital of the Company on the Stock Exchange;

      "IPO ANTI-DILUTION AMOUNT" means for each Preference Share, the difference between (x) Conversion Price in effect immediately before an IPO and (v) the Conversion Price that would be in effect if the Conversion Price adjustment formula in Article 4(i) were applied with respect to new shares issued in the IPO (if such IPO offering price is lower than the prevailing Conversion Price immediately prior to the IPO);

      "IPO PRICE" means the lowest price in the range for the offering price per ordinary share of the Company to be listed on the Stock Exchange;

      "LIQUIDATION PREFERENCE" has the meaning set out in Article 2(a);

      "LISTING RULES" means the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited;

      "MAJOR SHAREHOLDERS" means Xu Hang, Li Xiting and Cheng Minghe and "MAJOR SHAREHOLDER" means any one of them;

      "ORDINARY SHARE EQUIVALENTS" means any security or obligation which is by its terms convertible into or exchangeable or exercisable for Shares or other share capital of the Company, including without limitation, the Preference Shares, other convertible preference shares or convertible debt instruments, any option, warrant or other subscription or purchase right with respect to the Shares or such other share capital in the Company;

      "OWNERSHIP ADJUSTMENT DATE" means the earlier of (i) the earliest practicable date prior to an IPO and (ii) the Performance Adjustment Date;

      "OWNERSHIP ADJUSTMENT FACTOR" has the meaning set out in Article 4(k);

      "PARTICIPATING DIVIDEND" has the meaning set out in Article 1(a);

      "PERCENTAGE INTEREST" means at any time the amount resulting from dividing
      (x) the aggregate number of Shares into which each Preference Share is then convertible by (y) the Fully Diluted Share Capital;

      "PERFORMANCE ADJUSTMENT DATE" means the date upon which adjustments shall be performed which shall be a date that falls within 1 month following the date the audited accounts of the PRC Company for the year ending 31 December 2005 are available but in any event no later than 30 June 2006;

      "PERMITTED TRANSFERS" means any transfer of Equity Share Capital:

      (i) to a person who is to hold such Equity Share Capital transferred, as a nominee on behalf of the transferor (but excludes any transfer by such nominees and a nominee for the purposes of this definition excludes any entity that is a member of an Investor);

      (ii) by a nominee to the beneficial owner of such Equity Share Capital to another nominee of the same beneficial owner; or

      (iii) to an Affiliate; or

      (iv)  in the case of a Major Shareholder to a Family Member;

      "PREFERENCE SHARES" means the convertible redeemable preference shares of HK$0.01 each in the capital of the Company, having the rights set out herein;

      "QUALIFIED IPO" means an IPO on the Stock Exchange which occurs within the following periods with the corresponding minimum IPO Price or an IPO to which any one of the Investors has otherwise consented expressly to as a Qualified IPO:

       IPO TIMING
       (NO. OF MONTHS AFTER THE COMPLETION DATE UP    0 - 6     6 - 12    12 - 18    18 - 24   THEREAFTER
       TO THE DATE OF ANY PROSPECTUS ISSUED IN
       CONNECTION WITH A LISTING)
                                                      ------------------------------------------------------
       IPO Price as % of the Conversion Price         100%      120%      135%       170%      200%

      "REDEMPTION AMOUNT" has the meaning set out in Article 5(c);

      "REDEMPTION DATE" has the meaning set out in Article 5(a);

      "REDEMPTION NOTICE" has the meaning set out in Article 5(b);

      "REDEMPTION NOTICE DATE" has the meaning set out in Article 5(a);

      "SECONDARY SHARES" means the number of Preference Shares acquired from the Major Shareholders pursuant to the Subscription Agreement;

      "SHARE(s)" means ordinary shares of HK$0.01 each in the issued share capital of the Company in issue from time to time and all other (if any) stock or shares from time to time and for the time being ranking pari passu therewith and all other (if any) stock or shares in the Equity Share Capital resulting from any sub-division, consolidation or re-classification thereof; having the rights and being subject to the restrictions set out in the Articles;

      "STOCK EXCHANGE" means The Stock Exchange of Hong Kong Limited or such other internationally recognised stock exchange as may be agreed by any one of the Holders and the Major Shareholders in writing from time to time;

      "SUBSCRIPTION DATE" means the date of subscription of the Preference Shares by the Holders;

      "SUBSCRIPTION AGREEMENT" means the subscription and share purchase agreement dated 6 July 2005 and entered into between the Company, DCL, the Investors and the Major Shareholders in relation to, inter alia, the subscription for the Preference Shares by the Investors;

      "SUBSCRIPTION PRICE" means the Subscription Amount divided by the sum of the number of Preference Shares issued and the Secondary Sale Shares and DCL Shares purchased pursuant to the Subscription Agreement;

      "TRADE SALE" means any event whereby either (i) the Major Shareholders and their transferees under Permitted Transfers in aggregate cease to directly or indirectly hold legal and beneficial ownership and voting rights of at least 30% of the Fully Diluted Share Capital of the Company; or (ii) the Company's voting rights or interest in the registered capital of the PRC Company decreases at any time to less than 80%, or (iii) a sale of all or substantially all of the assets of the PRC Company or the Company;

      "TAX" means any form of Taxation, levy, duty, charge, contribution or impost of whatever nature (including any related fine, penalty, surcharge or interest) imposed by a Tax Authority; and

      "TAX AUTHORITY" means any local, municipal, governmental, state, federal or other fiscal, revenue, customs or excise authority, body or official anywhere in the world including, without limitation, the Inland Revenue Department of Hong Kong, the State Tax Bureau of the PRC and the relevant provincial and/or local Tax bureau of the PRC.


B.    THE INVESTOR DIRECTOR

1.1 For so long as the Investors, together with their transferees under Permitted Transfers hold in aggregate no less than the lower of (i) 50% of their percentage interest of shareholdings held upon the date of this Agreement (whether converted or not) or (ii) 5% of the Equity Share Capital, the Investors shall be entitled from time to time to appoint and remove from the Board one Investor Director, and upon removal to appoint another person in his place; the initial appointment of the Investor Director shall be made pursuant to the Subscription Agreement; subsequent appointments and removals shall be made by written notice served on the Company which shall take effect immediately. For the avoidance of doubt the Investors' holdings for the purpose of this Clause 1.1 shall include any Convertible Redeemable Preference Shares which are subject to a redemption demand pursuant to a Redemption Notice (as defined in the Articles) until such Redemption Notice has been satisfied in full. At any time that GS Capital Partners V Institutional, L.P. ("GS INSTITUTIONAL") is one of the Investors, the Investor Director shall be appointed and removed by GS Institutional.

1.2 In the event that the Investors, together with their transferees under Permitted Transfers hold in aggregate less than the lower of (i) 50% of their percentage interest of shareholdings held upon the date of this Agreement (whether converted or not) or (ii) 5% of the Equity Share Capital, the Investors shall procure that the Investor Director appointed pursuant to Clause 1.1 shall forthwith resign. For the avoidance of doubt the Investors' holdings for the purpose of this Clause 1.2 shall include any Convertible Redeemable Preference Shares which are subject to a redemption demand pursuant to a Redemption Notice (as defined in the Articles) until such Redemption Notice has been satisfied in full.

1.3 If the Investors are not entitled to appoint a member of the Board pursuant to Clause 1.1 and provided that any Investor or its Affiliates or transferees under Permitted Transfers hold any interest in the Equity Share Capital, each Investor shall be entitled from time to time by notice in writing to the Company, to appoint and rename a person as an observer ("OBSERVER") provided that each Investor shall nominate the same individual as the other Investors as its Observer such that at any given time there will only be one individual acting as an Observer and such Observer agrees to be bound by all rules and regulations applicable to the Board and execute a confidentiality undertaking in favour of the Company. At any time that GS Institutional is one of the Investors, the Observer shall be nominated by GS Institutional and that Observer shall be the Observer nominated on behalf of all the other Investors.

1.4 An Observer shall have the right to attend all meetings of the Board and committees and receive all the information that the directors of the Company (including committee members) would be entitled to receive (including information related to the business and operations of the Company), and may pass such information to the same persons as the Investor Director (if appointed) would be entitled to pass that information. An Observer shall not be entitled to vote at any meetings of the Board, nor shall an Observer be, or be regarded as, an officer of the Company and shall not be counted in the quorum of any meeting of the Board. However, an Observer shall be permitted to discuss the affairs, finances and accounts of the Group with, and to make proposals and furnish advice with respect thereto to, the Board.

1.5 Prior to a Qualified IPO, the Board shall establish a Compensation Committee and an Audit Committee. For so long as the Investors are entitled to appoint a member of the Board pursuant to Clause 1.1, the Investor Director for the time being will be a member of such committees and will have the right to be appointed to any other sub-committee established by the Board prior to a Qualified IPO.

1.6 At all times prior to a Qualified IPO, the following matters shall require prior Board approval:

      1.6.1 appointment and removal of the chief executive officer and the chief financial officer of the Company;

      1.6.2 the settlement of any litigation in excess of RMB10 million by any Group Member;

      1.6.3 any material change in the accounting policies of any Group Member from those adopted in the Accounts;

      1.6.4 an increase of more than 30% in the total compensation of any member of the management of the Group whose annual compensation (including any bonus) is more than RMB1 million in any 12 month period;

      1.6.5 change in the size of the Board; or

      1.6.6 the adoption of an annual budget and any business plan of a Group member;

1.7 At all times prior to a Qualified IPO, each Shareholder and the Company shall procure that (i) all shareholder and board resolutions necessary for implementation by the PRC Company of decisions of the Board are passed by the PRC Company and (ii) no shareholder or board resolution other than the foregoing (which shall to the extent possible be in form and substance identical to resolutions passed by the Board) is passed by the PRC Company.

1.8 Subject to Clause 1.1, prior to a Qualified IPO, the Board shall consist of no more than 10 directors, comprised of at least three independent directors (the appointment of such independent directors being subject to the prior approval of the Investors) and the Investor Director.


C.    TRANSFERS OF SHARES

1.1 With the exception of Permitted Transfers and transfers under Clause 8, if any Investor wishes to transfer any of its Convertible Redeemable Preference Shares or Conversion Shares, it shall be entitled to do so only in accordance with the following provisions:

      1.1.1 Such Investor (the "SELLING INVESTOR") shall serve a written notice ("TRANSFER NOTICE") on the Major Shareholders stating the number of Convertible Redeemable Preference Shares or Conversion Shares that it offers to sell ("TRANSFER SHARES").

      1.1.2 Within 15 Business Days of the receipt of a Transfer Notice, the Major Shareholders shall each be entitled to make an offer in writing to the Selling Investor (which should be copied to the Company) to purchase all or any of the Transfer Shares at any price for each such Transfer Share (the "PRESCRIBED PRICE"), provided that the Prescribed Price shall always be deemed to be the highest price per share offered by any of the Major Shareholders.

      1.1.3 If the Selling Investor receives offers for such number of Transfer Shares in excess of the number of Transfer Shares on offer for sale, then those Major Shareholders who have made such offers (each, a "BUYING MAJOR SHAREHOLDER") shall be deemed (as far as practicable and without exceeding the number of Transfer Shares which each such Major Shareholder shall have offered to purchase) to have offered to purchase the Transfer Shares at the Prescribed Price in proportion to their existing holdings of Shares.

      1.1.4 If the Selling Investor receives offers to purchase any of the Transfer Shares in accordance with Clause 1.1.2, the Selling Investor shall within 10 Business Days upon the expiry of the 15-Business Day period provided in Clause 1.1.2 notify the Selling Investor and the Buying Major Shareholders as to whether their offers are accepted, and the Selling Investor shall be bound to transfer such number of Transfer Shares to such Major Shareholder(s) as set out in the notice circulated by the Company within 10 Business Days thereafter (free from all liens, charges, encumbrances and third party rights whatsoever and together with all rights then attaching thereto) upon payment of the Prescribed Price for each Transfer Share. Such notice shall state the name and address of each of the Buying Major Shareholders and the number of Transfer Shares to be acquired by him and the purchase shall be completed at a place and time to be mutually agreed between the Selling Investor and the relevant Buying Major Shareholder being not less than 3 and not more than 10 Business Days after the date of such notice.

      1.1.5 If the Selling Investor fails to transfer any Transfer Shares to a Buying Major Shareholder in accordance with Clause 1.1.4, the Board may with prior notice to the Selling Investor authorise any person to execute and deliver on his behalf the necessary stock transfer form and the Company shall against receipt of the Prescribed Price for each Transfer Share for the Selling Investor cause the relevant Buying Major Shareholder to be registered as the holder of such Transfer Shares (subject to payment of any stamp duty, if required). The receipt by the Company of the purchase money shall be a good discharge to the Buying Major Shareholder (who shall not be bound to see to the application thereof). The Selling Investor shall in such case be bound to deliver up his certificate for the Transfer Shares to the Company whereupon he shall be entitled to receive the Prescribed Price for each Transfer Share without interest. If such certificate shall comprise any Transfer Shares which the Selling Investor has not become bound to transfer as aforesaid, the Company shall issue to the Selling Investor a new certificate for such shares.

      1.1.6 If the Investor does not accept the offers to purchase all of the Transfer Shares in accordance with Clause 1.1.2 then the Investor shall within the period of three months from the date of its notice to the Major Shareholders be entitled to transfer to another transferee those Transfer Shares at a price which is not less than the Prescribed Price for each share.

1.2 With the exception of Permitted Transfers and transfers under Clause 8, if any Major Shareholder wishes to transfer any of its Shares, it shall be entitled to do so only in accordance with the following provisions ("TRANSFEROR SHAREHOLDER"):

      1.2.1 It shall serve a written notice ("SHARE TRANSFER NOTICE") on the Company stating the number of Shares it wishes to transfer ("SALE SHARES") and the proposed price for each such Sale Share (the "SALE PRICE").

      1.2.2 Within 5 Business Days of the receipt of a Share Transfer Notice the Company shall send a copy of it to the other Major Shareholders and the Investors (collectively for the purposes of this Clause 1.2 the "TRANSFEREE SHAREHOLDERS") who shall each be entitled to offer to purchase all or any of the Sale Shares at the Sale Price. Any such offer must be made in writing to the Company within 15 Business Days of the despatch by the Company of such copy of the Share Transfer Notice.

      1.2.3 If the Company receives offers for a number of Sale Shares in excess of the number of Sale Shares on offer, then those Transferee Shareholders who have made such offers (each, an "ACCEPTING TRANSFEREE SHAREHOLDER") shall be deemed (as far as practicable and without exceeding the number of Sale Shares which each such Transferee Shareholder shall have offered to purchase) to have offered to purchase the Sale Shares in proportion to their existing percentage shareholding interest in the Fully Diluted Share Capital.

      1.2.4 If the Company receives offers to purchase any of the Sale Shares in accordance with Clause 1.2.3, it shall within 10 Business Days give notice thereof to the Transferor Shareholder who shall then be bound to transfer such Sale Shares within 10 Business Days thereafter (free from all liens, charges, encumbrances and third party rights whatsoever and together with all rights then attaching thereto) upon payment of the Sale Price for each Sale Share. Such notice shall state the name and address of each of the Accepting Transferee Shareholders and the number of Sale Shares to be acquired by him and the purchase shall be completed at a place and time to be appointed by the Company being not less than 3 and not more than 10 Business Days after the date of such notice.

      1.2.5 If a Transferor Shareholder fails to transfer any Sale Shares to an Accepting Transferee Shareholder in accordance with Clause 1.2.4, the Board may with prior notice to the Transferor Shareholder authorise any person to execute and deliver on his behalf the necessary stock transfer form and the Company shall against receipt of the Sale Price for each Sale Share for the Transferor Shareholder cause the relevant Accepting Transferee Shareholder to be registered as the holder of such Sale Shares (subject to payment of any stamp duty, if required). The receipt of the Company for the purchase money shall be a good discharge to the Accepting Transferee Shareholder (who shall not be bound to see to the application thereof). The Transferor Shareholder shall in such case be bound to deliver up his certificate for the Sale Shares to the Company whereupon he shall be entitled to receive the Sale Price for each Sale Share without interest. If such certificate shall comprise any Sale Shares which the Transferor Shareholder has not become bound to transfer as aforesaid, the Company shall issue to the Transferor Shareholder a new certificate for such Sale Shares.

      1.2.6 If the Company does not receive offers to purchase all of the Sale Shares in accordance with Clause 1.2.2 then the Company shall promptly notify the Transferor Shareholder. The Transferor Shareholder shall within the period of three months from the date of its notice to the Transferee Shareholders be entitled to transfer those remaining Sale Shares for which the Company has not received offers at a price which is not less than the Sale Price for each share, provided that in respect of a Transferor Shareholder who is also a Major Shareholder it shall:

            (a) procure that an offer is extended by the third party purchaser to each Investor, at the Sale Price and on no less favourable terms to those offered to the Transferor Shareholder in respect of such number of Convertible Redeemable Preference Shares (on an as-converted basis) and/or Conversion Shares (to the extent any or all of the Convertible Redeemable Preference Shares have already been converted) held by each Investor representing the following percentage of the Investor's total as-converted shareholdings:

                              A
                         ------------   x   100%
                              B

                  where:

                  A = total number of Shares initially to be acquired by the third party purchaser from the Transferor Shareholder; and

                  B = total number of Shares then held by the Major
                      Shareholders;

            (b) if the third party purchaser is unwilling to so extend the offer to include such additional shareholdings, the number of Shares that the Transferor Shareholder may sell to such third party purchaser shall be reduced so that the Transferor Shareholders and the Investor(s) exercising their co-sale rights under this Clause 1.26 shall sell-down pro rata to their respective total shareholdings.